UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 24, 2011

UV FLU TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53306	98-0496885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 125 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 691-1188

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01             Entry into a Material Definitive Agreement.

Acquisition Agreement

The disclosure provided in Item 2.01 of this Report on Form 8-K is hereby incorporated by reference into this Item 1.01 with respect to the terms of the Acquisition Agreement (“Acquisition Agreement”), dated January 24, 2011, by and between UV Flu Technologies, Inc., a Nevada corporation (the “Company”), and The Red Oak Trust (“Red Oak”), as the sole shareholder of RxAir Industries, LLC, a Nevada limited liability company (“RxAir”).

Consulting Agreement and Guarantee

As described in Item 2.01, on January 24, 2011, in connection with the closing of the RxAir acquisition, RxAir entered into a Consulting Agreement with Bridgepoint Partners, LLC.  Pursuant to the terms of the Consulting Agreement, the Company entered into a Guarantee, guaranteeing the performance of all obligations of RxAir set forth in the Consulting Agreement   The disclosure provided in Item 2.01 of this Form 8-K is hereby incorporated by reference into this Item 1.01.  A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and a copy of the Guarantee is attached hereto as Exhibit 10.2 and both agreements are incorporated by reference into this Item 1.01.  The foregoing description of the Consulting Agreement and the Guarantee are qualified in their entirety by reference to the full text of the respective agreements.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01.            Completion of Acquisition or Disposition of Assets.

On January 24, 2011, the Company entered into and completed its acquisition of RxAir pursuant to the Acquisition Agreement.  At the closing of the acquisition, RxAir became a wholly-owned subsidiary of the Company.  The purchase price consisted of: (a) one hundred and twenty five thousand dollars ($125,000), consisting of: (i) ten thousand dollars ($10,000) previously paid upon the execution of the letter of intent between the Company and Red Oak regarding the acquisition transaction, and (ii) one hundred fifteen thousand dollars ($115,000) payable via a convertible note at the closing of the acquisition; and (b) one million five hundred thousand (1,500,000) shares of common stock of the Company issuable to Red Oak.

Further, in accordance with the Acquisition Agreement, on January 24, 2011, RxAir entered into a consulting agreement (“Consulting Agreement”) with Bridgepoint Partners, LLC (the “Consultant”), commencing on January 19, 2011 with a term of twelve (12) months, whereby the Company shall compensate the Consultant with an aggregate payment of forty-six thousand dollars ($46,000), payable ten thousand dollars ($10,000) on February 1, 2011 and three thousand ($3,000) per month thereafter commencing March 1, 2011.  Pursuant to the terms of the Consulting Agreement, the Company entered into a Guarantee in favor of the Consultant, guaranteeing the performance of all obligations of RxAir set forth in the Consulting Agreement.

Additionally, the Company agreed to issue three hundred thousand (300,000) shares of common stock of the Company to each of the following three key personnel of RxAir, such issuance contingent upon their continued active involvement with RxAir: Manny Marquez, Melanie Paschal, and John Bugg, such shares issuable as follows: (i) seventy-five thousand (75,000) shares on the closing date of the acquisition, (ii) seventy-five thousand (75,000) shares six (6) months after the closing date of the acquisition, and (iii) one hundred fifty thousand (150,000) shares twelve (12) months after the closing date of the acquisition.

The foregoing description of the RxAir acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is filed as Exhibit 2.1 attached hereto and incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.            Unregistered Sales of Equity Securities.

     As described in Item 2.01, on January 24, 2011, upon the closing of the Company’s acquisition of RxAir, the Company issued 1,500,000 shares of its common stock to Red Oak as partial consideration for the acquisition of RxAir and 75,0000 shares to each of Manny Marquez, Melanie Paschal and John Bugg.  The Company issued the shares of common stock in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving a public offering.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01             Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

(c) Shell Company Transactions.

          Not applicable.

 (d) Exhibits.

Exhibit No.	Exhibit Description

2.1
Acquisition Agreement, dated January 24, 2011, by and between UV Flu Technologies, Inc., a Nevada corporation, and The Red Oak Trust, as the sole shareholder of RxAir Industries, LLC, a Nevada limited liability company

10.1	Consulting Agreement, dated January 24, 2011, by and between RxAir Industries, LLC, a Nevada limited liability company, and with Bridgepoint Partners, LLC, as the consultant
10.2	Guarantee by UV Flu Technologies, Inc., a Nevada corporation, in favor of Bridgepoint Partners, LLC, as the consultant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UV FLU TECHNOLOGIES, INC.
a Nevada Corporation

Dated: January 28, 2011	/s/ John J. Lennon
John J. Lennon
President, Chief Executive Officer and Chief Financial Officer